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                                                                     Exhibit 3.8


                                      FORM
                                       OF
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          MEMORY PHARMACEUTICALS CORP.

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

      Memory Pharmaceuticals Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:         That Section B(2)(d)(i)(D) of Article FIFTH of the
                  Certificate of Incorporation of the Corporation, as amended, be and hereby is amended as follows:

                  1. The word "and" at then end of item (IX) is hereby deleted.

                  2. The "." at the end of item (X) is hereby deleted and, in lieu thereof, there is substituted "; and".

                  3.    The following is hereby added as new item (XI):

                  "(XI) any shares of Common Stock issued or issuable pursuant to a Qualified Initial Public Offering."

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its Chief Executive Officer this _____ day of _______, 2004.

                                    Memory Pharmaceuticals Corp.



                                    By:
                                       ---------------------------------
                                       Name:  Tony Scullion
                                       Title: Chief Executive Officer